Exhibit 99.1

Change Healthcare Inc. Reports Third Quarter Fiscal 2020 Financial Results

Nashville, TN., February 12, 2020 (BUSINESS WIRE) – Change Healthcare Inc. (Nasdaq: CHNG), a leading independent healthcare technology company, today reported financial results for Change Healthcare LLC (“Change Healthcare”) for the third quarter of fiscal year 2020 ended December 31, 2019.

“The team delivered another quarter of strong financial and operational results, highlighting the momentum and success we are seeing in the market,” said Neil de Crescenzo, president and chief executive officer. “Positive trends in the market for innovation and operational efficiency are continuing to drive demand for existing and new solutions, which are leveraging our investments in artificial intelligence, API’s and native cloud-based initiatives. We believe we are well-positioned to drive growth throughout the remainder of Fiscal 2020 and beyond supported by a healthy pipeline, and we look forward to partnering with our customers to reduce cost, increase quality, and enhance their ability to drive consumer engagement.”

Adoption of the New Revenue Recognition Standard - ASC 606

Change Healthcare adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective April 1, 2019 on a modified retrospective basis. Financial results for reporting periods during fiscal year 2020 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to fiscal year 2020 are presented in conformity with the prior revenue recognition standard, ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on Change Healthcare’s financial results for the quarter and nine months ended December 31, 2019. This includes the presentation of financial results during fiscal year 2020 under ASC 605 for comparison to the prior-year period.

Fiscal 2020 Third Quarter Highlights for Change Healthcare LLC:

Financial Summary - ASC 606 (standard adopted effective April 1, 2019)

•	Total revenue of $808.2 million, including solutions revenue of $752.5 million

•	Net income of $31.2 million, resulting in net income of $0.10 per diluted unit(1)

•	Adjusted net income of $106.3 million, resulting in adjusted net income of $0.33 per diluted unit(1)

•	Adjusted EBITDA of $232.6 million

Financial Summary - ASC 605 (standard before April 1, 2019)

•	Total revenue of $832.2 million, including solutions revenue of $776.5 million

•	Net income of $49.0 million, resulting in net income of $0.15 per diluted unit(1)

•	Adjusted net income of $124.1 million, resulting in adjusted net income of $0.39 per diluted unit(1)

•	Adjusted EBITDA of $250.3 million

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Financial Results - ASC 606 (standard adopted effective April 1, 2019)

•

Solutions revenue was $752.5 million. Third-quarter results were impacted by the adoption of the new accounting standard, ASC 606, which resulted in the recognition of certain revenue in the first quarter of the fiscal year that would have been recognized in the subsequent periods under the prior accounting rules. The third-quarter results reflect an unfavorable revenue impact of $24.0 million as compared with ASC 605.

•

Net income was $31.2 million, resulting in net income of $0.10 per diluted unit. Net income under the new accounting standard was impacted favorably by an extended recognition period for commissions and certain implementation costs, decreasing expenses in the period by $6.3 million, partially offsetting the revenue impact of ASC 606 noted above.

•	Adjusted net income was $106.3 million, resulting in adjusted net income of $0.33 per diluted unit.

•	Adjusted EBITDA was $232.6 million. Adjusted EBITDA as a percent of Solutions revenue for the third quarter of fiscal 2020 was 30.9%.

Financial Results - ASC 605 (standard before April 1, 2019)

•

Solutions revenue was $776.5 million, compared to $763.1 million for the third quarter of fiscal 2019. Total revenue for the current period, which includes Postage revenue, was $832.2 million, compared to $821.9 million in the same period of the prior fiscal year. Growth in both the Software & Analytics and Network Solutions businesses was partially offset by the impact of planned contract eliminations in our Technology-Enabled Services business, and the impact of our optimization initiatives in our Connected Analytics business. As part of our stated strategy, we are repositioning certain of our Revenue Cycle Management (“RCM”) service solutions to better address end-market dynamics, enhance efficiency and to improve the long-term growth potential of these solutions.

•

Net income was $49.0 million, resulting in net income of $0.15 per diluted unit, compared with net income of $13.0 million or $0.05 per diluted unit, respectively, for the third quarter of fiscal 2019. During the third quarter of fiscal 2020, the favorable impact of productivity improvements and growth across our Software & Analytics and Network Solutions businesses was partially offset by planned contract eliminations in our Technology-Enabled Service business.

•

Adjusted net income was $124.1 million, resulting in adjusted net income of $0.39 per diluted unit, compared with adjusted net income of $96.4 million or $0.38 per diluted unit, respectively, for the third quarter of fiscal 2019. Net income per unit and Adjusted net income per unit for the current period is based on 322 million units compared to 253 million units in the prior year increasing as a result of the initial public offering completed on July 1, 2019.

•

Adjusted EBITDA was $250.3 million, compared with $234.1 million for the third quarter of fiscal 2019. Adjusted EBITDA as a percent of Solutions revenue for the third quarter of fiscal 2020 was 32.2%, compared with 30.7% for the third quarter of fiscal 2019. The improved performance was the result of a favorable impact of mix, productivity improvements and growth across our segments.

Cash Flow and Balance Sheet Highlights for Change Healthcare LLC:

Net cash provided by operating activities was $401.0 million for the nine months ended December 31, 2019, an increase of 61.1% from $248.8 million for the nine months ended December 31, 2018.

Free cash flow was $213.8 million for the nine months ended December 31, 2019, an increase of 265.0% from $58.6 million for the nine months ended December 31, 2018. Adjusted free cash flow was $324.9 million, an increase of $74.7 million year over year.

Net cash provided by operating activities, free cash flow, and adjusted free cash flow each is affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds were $1.8 million for the nine months ended December 31, 2019 and $37.1 million for the nine months ended December 31, 2018. The increase in cash flow from operations, free cash flow, and adjusted free cash flow in the current period primarily resulted from improved working capital driven by lower receivable balances and reduced integration capital expenditures.

Change Healthcare LLC ended the quarter with approximately $74.5 million of cash, cash equivalents, and restricted cash and approximately $4,828.0 million of total debt. During the quarter, Change Healthcare LLC repaid $150.0 million in term loan facility obligations.

As of December 31, 2019, no amounts had been drawn under the revolving credit facility.

Recent Business Highlights

•

Launched Provider-Payer Data Exchange Solution, the industry’s first nationwide solution to enable providers to submit documents and data, such as claims attachments, electronically to all payers in both the Medical and Workers’ Compensation market segments.

•

Unveiled API & Services Connection™, a marketplace for open, standards-based application programming interface (API) products powered by the AWS Marketplace. Through this marketplace, any healthcare organization can leverage the same capabilities that power the company’s industry-leading healthcare financial, clinical, and engagement solutions.

•

Announced four leading providers as development partners to build and implement our cloud-native Enterprise Imaging Network on the Google Cloud Platform. Built from the ground up to exploit the flexible nature of cloud services and delivery, the network will enhance and optimize medical imaging data—enabling providers to improve clinical, financial, and operational outcomes.

•

Integrated Change Healthcare’s InterQual Connect™ Medical Review Service and InterQual AutoReview™ into Cerner Corporation’s Acute Case Management (ACM) solution and electronic health record (EHR). Through the enhanced workflow from these capabilities, Cerner clients can help their case managers more easily and efficiently prioritize patients’ needs.

Full Year Fiscal 2020 Outlook and 2021 Guidance - ASC 606

For full-year fiscal 2020, Change Healthcare continues to expect Solutions revenue growth of 1% to 2% excluding the revenue from the sale of our extended care business in fiscal year 2019 and including the impact of planned contract exits; Adjusted EBITDA growth of 6% to 8% and Adjusted net income growth of 9% to 11%. Free cash flow is expected to be in the range of $250 million to $300 million.

For fiscal year 2021, the company continues to expect Solutions revenue growth of 4% to 6% and Adjusted EBITDA growth of 6% to 8%.

Fourth Quarter Fiscal 2020 Guidance - ASC 606

Change Healthcare expects fourth-quarter fiscal 2020 Solutions revenue in the range of $775 million to $785 million, Adjusted EBITDA in the range of $260 million to $270 million, and Adjusted net income in the range of $115 million to $125 million.

Per our prior guidance, full-year revenue was not previously expected to differ materially between the two accounting standards but based on the incremental ASC 606 impact in the third quarter, we now anticipate the full-year impact to be an approximately $6 million decrease in revenue for the year. The impact from extended recognition periods for commission expense as a result of the adoption of ASC 606 is expected to be favorable by about $4 million pre-tax for the fourth quarter of fiscal 2020.

A reconciliation of the forward-looking fourth-quarter and full-year fiscal 2020 and 2021 Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, Change Healthcare LLC is unable to assess the probable significance of the unavailable information, which could have a material impact on its future financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Conference Call and Webcast Information

Change Healthcare will host a conference call on February 13, 2020, at 8:00 a.m. ET. Investors and other interested parties are invited to listen to the conference call by dialing 1-(877) 279-0788 in the U.S.; 1-(270) 215-9894 from abroad, including the conference ID number: 2298629; or via a live, audio webcast on the Company’s website at https://ir.changehealthcare.com/.

A webcast replay will be available for on-demand listening shortly after the completion of the call until the third-quarter fiscal 2021 earnings call, at the aforementioned URL. In addition, a digital audio playback will be available until 11:00 a.m. Eastern Time on Thursday, February 20, 2020, by dialing 1-(855) 859-2056 or 1-(404) 537-3406 and referencing confirmation 2298629.

About Change Healthcare

Change Healthcare is a leading independent healthcare technology company that provides data and analytics-driven solutions to improve clinical, financial and patient engagement outcomes in the U.S. healthcare system. We are a key catalyst of a value-based healthcare system, accelerating the journey toward improved lives and healthier communities. Learn more at changehealthcare.com.

CHNG-IR

Contacts

Evan Smith, CFA

Investor Relations

404-338-2225

Evan.Smith@changehealthcare.com

Kerry Kelly

External Communications

339-236-2756

Kerry.Kelly@changehealthcare.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” and the negatives of these words and other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, including factors disclosed in the Registration Statement on Form S-1 (No. 333-230345) in the section entitled “Risk Factors,” as such factors may be updated from time to time in our periodic filings with the SEC, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this release. All forward-looking statements are based on information currently available to Change Healthcare and are qualified in their entirety by this cautionary statement. The statements herein speak only as of the date such statements were first made. Except to the extent required by law, Change Healthcare assumes no obligation to update any such forward-looking statements or other statements included in this release.

Non-GAAP Financial Measures

In the company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regard to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Change Healthcare Inc.

Statements of Operations (unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenue	$—	$—	$—	$—
Operating expenses
General and administrative	1,115	126	2,504	188
Accretion Expense	(1,191)	—	47,172	—

Total operating expenses	(76)	126	49,676	188

Operating income (loss)	76	(126)	(49,676)	(188)
Non-operating (income) expense
Loss from Equity Method Investment in the Joint Venture	8,764	17,468	104,497	65,805
(Gain) Loss on Sale of Interests in the Joint Venture	—	—	—	(661)
Management fee income	(771)	(126)	(1,648)	(188)
Interest expense	602	—	1,246	—
Interest income	(601)	—	(1,245)	—
Amortization of debt discount and issuance costs	191	—	403	—
Unrealized (gain) loss on forward purchase contract	(74,084)	—	(71,649)	—

Total non-operating (income) expense	(65,899)	17,342	31,604	64,956

Income (loss) before income tax provision (benefit)	65,975	(17,468)	(81,280)	(65,144)
Income tax provision (benefit)	15,240	(5,080)	(564)	(16,664)

Net income (loss)	$50,735	$(12,388)	$(80,716)	$(48,480)

Net income (loss) per share:
Basic	$0.35	$(0.16)	$(0.67)	$(0.64)

Diluted	$0.35	$(0.16)	$(0.67)	$(0.64)

Weighted average shares
Basic	143,392,295	75,465,310	120,657,859	75,525,645

Diluted	146,201,860	75,465,310	120,657,859	75,525,645

Change Healthcare Inc.

Balance Sheets (unaudited and amounts in thousands, except share and per share amounts)

	December 31, 2019	March 31, 2019
Assets
Current Assets:
Cash	$3,409	$3,409
Prepaid expenses	1,544	—
Due from the Joint Venture	3,429	373
Due from McKesson	213	—
Investment in Joint Venture tangible equity units, current	15,362	—
Income taxes receivable	1,359	1,781

Total current assets	25,316	5,563
Dividend receivable	68,344	81,264
Investment in the Joint Venture	1,796,512	1,211,996
Investment in Joint Venture tangible equity units	329,581	—

Total assets	$2,219,753	$1,298,823

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$259	$176
Due to the Joint Venture	9,806	6,167
Current portion of long-term debt	15,362	—

Total current liabilities	25,427	6,343
Long-term debt	23,656	—
Due to McKesson	47,172	—
Deferred income tax liabilities	172,055	159,993
Other liabilities	1,312	—
Commitments and contingencies
Stockholders’ Equity:
Common Stock (par value, $.001), 9,000,000,000 and 252,800,000 shares authorized and 125,027,648 and 75,474,654 shares issued and outstanding at December 31, 2019 and March 31, 2019, respectively	124	75
Class X common stock (par value, $.001), 1 and 1 share authorized and no shares issued and outstanding at December 31, 2019 and March 31, 2019, respectively	—	—
Preferred stock (par value, $.001), 900,000,000 and 0 shares authorized and no shares issued and outstanding at December 31, 2019 and March 31, 2019, respectively	—	—
Additional paid-in capital	2,016,608	1,153,509
Accumulated other comprehensive income (loss)	(3,418)	(3,256)
Retained earnings (deficit)	(63,183)	(17,841)

Total stockholders’ equity	1,950,131	1,132,487

Total liabilities and stockholders’ equity	$2,219,753	$1,298,823

Change Healthcare Inc.

Statements of Cash Flows (unaudited and amounts in thousands)

	Nine Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(80,716)	$(48,480)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from Equity Method Investment in the Joint Venture	104,497	65,805
Deferred income tax expense (benefit)	(564)	(16,664)
(Gain) Loss on Sale of Interests in the Joint Venture	—	(661)
(Gain) loss on forward purchase contracts	(71,649)	—
Amortization of debt discount and issuance costs	403	—
Other	1,526	—
Changes in operating assets and liabilities:
Prepaid expenses	(1,544)	—
Due from the Joint Venture	(3,056)	(188)
Due from McKesson	(213)	—
Income taxes receivable	422	13,292
Accounts payable and accrued expenses	83	189
Due to McKesson	47,172	—
Due to the Joint Venture	3,639	(9,662)

Net cash provided by (used in) operating activities	—	3,631

Cash flows from investing activities:
Proceeds from sale of interests in Joint Venture	—	6,502
Investment in debt and equity securities of the Joint Venture	(278,875)	—
Proceeds from investments in debt securities of the Joint Venture	7,332	—
Investment in the Joint Venture	(610,784)	—

Net cash provided by (used in) investing activities	(882,327)	6,502

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	608,679	—
Proceeds from issuance of equity component of tangible equity units, net of issuance costs	232,929	—
Proceeds from issuance of debt component of tangible equity units	47,367	—
Payment of loan costs	(1,421)	—
Repayment of senior amortizing notes	(7,332)	—
Proceeds from exercise of equity awards	2,105	—
Payments to acquire common stock	—	(6,502)

Net cash provided by (used in) financing activities	882,327	(6,502)

Net increase (decrease) in cash, cash equivalents and restricted cash	—	3,631
Cash, cash equivalents and restricted cash at beginning of period	3,409	—

Cash, cash equivalents and restricted cash at end of period	$3,409	$3,631

Change Healthcare LLC

Consolidated Statements of Operations (unaudited and amounts in thousands, except unit and per unit amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Solutions revenue	$752,533	$763,149	$2,288,305	$2,264,684
Postage revenue	55,693	58,788	171,288	180,706

Total revenue	808,226	821,937	2,459,593	2,445,390
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	339,413	339,485	998,943	1,007,328
Research and development	50,618	49,882	151,778	159,604
Sales, marketing, general and administrative	185,661	206,558	567,586	620,612
Customer postage	55,693	58,788	171,288	180,706
Depreciation and amortization	77,330	70,318	226,094	208,103
Accretion and changes in estimate with related parties, net	3,245	3,534	10,339	13,290
Gain on Sale of Business	—	(43)	—	(111,435)

Total operating expenses	711,960	728,522	2,126,028	2,078,208

Operating income (loss)	96,266	93,415	333,565	367,182
Non-operating (income) and expense
Interest expense, net	66,353	82,614	219,661	241,840
Loss on extinguishment of debt	2,514	—	19,414	—
Contingent consideration	900	(1,100)	1,809	(900)
Other, net	(2,718)	(4,385)	(10,881)	(13,762)

Total non-operating (income) and expense	67,049	77,129	230,003	227,178

Income (loss) before income tax provision (benefit)	29,217	16,286	103,562	140,004
Income tax provision (benefit)	(1,974)	3,277	589	1,049

Net income (loss)	$31,191	$13,009	$102,973	$138,955

Net income (loss) per common unit:
Basic	$0.10	$0.05	0.35	$0.55

Diluted	$0.10	$0.05	0.34	$0.55

Weighted average common units outstanding:
Basic	319,387,487	251,460,502	296,653,051	251,520,837

Diluted	322,197,051	253,318,833	300,058,108	253,366,866

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Consolidated Balance Sheets (unaudited and amounts in thousands)

	December 31, 2019	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$74,183	$47,718
Restricted cash	314	1,176
Accounts receivable, net of allowance for doubtful accounts	724,908	759,502
Contract assets	130,824	—
Prepaid expenses and other current assets	155,276	172,067

Total current assets	1,085,505	980,463
Property and equipment, net	153,036	197,263
Goodwill	3,298,151	3,284,266
Intangible assets, net	1,225,424	1,320,161
Other noncurrent assets, net	528,545	421,985

Total assets	$6,290,661	$6,204,138

Liabilities and members’ equity
Current liabilities:
Drafts and accounts payable	$49,478	$98,550
Accrued expenses	354,034	316,179
Deferred revenues	402,854	437,636
Due to related parties, net	22,817	34,629
Current portion of long-term debt	28,812	2,789

Total current liabilities	857,995	889,783
Long-term debt, excluding current portion	4,799,178	5,787,150
Deferred income tax liabilities	106,008	106,099
Tax receivable agreement obligations to related parties	203,121	212,698
Other long-term liabilities	112,019	113,194
Commitments and contingencies
Members’ equity (deficit)	212,340	(904,786)

Total liabilities and members’ equity	$6,290,661	$6,204,138

Change Healthcare LLC

Consolidated Statements of Cash Flows (unaudited and amounts in thousands)

	Nine Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$102,973	$138,955
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	226,094	208,103
Amortization of capitalized software developed for sale	10,456	10,880
Accretion and changes in estimate, net	10,339	13,290
Equity compensation	24,914	16,378
Deferred income tax expense (benefit)	(189)	(17)
Amortization of debt discount and issuance costs	14,406	15,786
Contingent consideration	1,809	(900)
Gain on Sale of the Extended Care Business	—	(111,435)
Loss on extinguishment of debt	19,414	—
Other	3,374	1,943
Changes in operating assets and liabilities:
Accounts receivable	14,719	(97,259)
Contract assets	19,525	—
Prepaid expenses and other	(23,224)	(10,302)
Accounts payable	(32,031)	5,190
Accrued expenses and other liabilities	13,994	78,344
Deferred Revenue	(1,213)	(25,493)
Due to related party, net	(4,404)	5,367

Net cash provided by (used in) operating activities	400,956	248,830

Cash flows from investing activities:
Capitalized expenditures	(187,177)	(190,264)
Proceeds from Sale of the Extended Care Business	—	159,871
Proceeds from sale of real estate	29,813	—
Investments in businesses	(19,010)	(2,985)

Net cash provided by (used in) investing activities	(176,374)	(33,378)

Cash flows from financing activities:
Payments of third party initial public offering and loan costs	(8,555)	—
Payments under tax receivable agreements with related parties	(27,227)	(25,096)
Payments on Term Loan Facility	(1,052,750)	(140,250)
Receipts (payments) on derivative instruments	2,403	3,321
Payments of deferred financing obligations	(2,441)	(3,432)
Capital contribution from Members from exercise of equity awards	2,338	205
Repurchase of equity awards	—	(7,425)
Proceeds from Change Healthcare Inc. initial public offering	608,679	—
Proceeds from debt issued to Change Healthcare Inc.	47,367	—
Proceeds from forward purchase contract with Change Healthcare Inc.	232,929	—
Advances to and refunds from Members	5,084	2,636
Payment of debt issued to Change Healthcare Inc.	(7,332)	—
Other	—	(2,548)

Net cash provided by (used in) financing activities	(199,505)	(172,589)

Effect of exchange rate changes on cash and cash equivalents	526	(1,368)

Net increase (decrease) in cash, cash equivalents and restricted cash	25,603	41,495
Cash, cash equivalents and restricted cash at beginning of period	48,894	50,011

Cash, cash equivalents and restricted cash at end of period	$74,497	$91,506

Change Healthcare LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,				Nine Months Ended December 31,
Unaudited and amounts in thousands	2019			2018	2019			2018
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$31,191	$17,769	$48,960	$13,009	$102,973	$(23,101)	$79,872	$138,955
Net interest expense	66,353	—	66,353	82,614	219,661	—	219,661	241,840
Income tax provision (benefit)	(1,974)	(70)	(2,044)	3,277	589	(2,353)	(1,764)	1,049
Depreciation and amortization	77,330	—	77,330	70,318	226,094	—	226,094	208,103
Amortization of capitalized software developed for sale	3,755	—	3,755	3,760	10,456	—	10,456	10,880

EBITDA	176,655	17,699	194,354	172,978	559,773	(25,454)	534,319	600,827
Adjustments to EBITDA:
Equity compensation	9,707	—	9,707	8,109	24,914	—	24,914	16,378
Acquisition accounting adjustments	440	—	440	651	1,367	—	1,367	3,191
Acquisition and divestiture-related costs	1,481	—	1,481	4,010	2,554	—	2,554	11,517
Integration and related costs	21,470	—	21,470	30,266	66,976	—	66,976	79,805
Strategic initiatives, duplicative and transition costs	4,645	—	4,645	2,789	14,334	—	14,334	19,014
Severance costs	4,191	—	4,191	3,952	14,290	—	14,290	14,327
Costs related to recently issued accounting standards	—	—	—	1,730	—	—	—	7,243
Accretion and changes in estimate with related parties, net	3,245	—	3,245	3,534	10,339	—	10,339	13,290
Management fees and related costs	2,648	—	2,648	2,599	7,708	—	7,708	7,883
Impairment of long-lived assets and other	(435)	—	(435)	382	(1,275)	—	(1,275)	3,742
Gain on sale of business	—	—	—	(43)	—	—	—	(111,435)
Contingent consideration	900	—	900	(1,100)	1,809	—	1,809	(900)
Loss on Extinguishment of Debt	2,514	—	2,514	—	19,414	—	19,414	—
Other non-routine, net	5,166	—	5,166	4,219	9,174	—	9,174	12,936

EBITDA Adjustments	55,972	—	55,972	61,098	171,604	—	171,604	76,991

Adjusted EBITDA	$232,627	$17,699	$250,326	$234,076	$731,377	$(25,454)	$705,923	$677,818

Change Healthcare LLC

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended December 31,				Nine Months Ended December 31,
Unaudited and amounts in thousands	2019			2018	2019			2018
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$31,191	$17,769	$48,960	$13,009	$102,973	$(23,101)	$79,872	$138,955
Amortization expense resulting from acquisition method adjustments	34,922	—	34,922	35,568	104,624	—	104,624	110,276
EBITDA Adjustments	55,972	—	55,972	61,098	171,604	—	171,604	76,991
Tax effect of EBITDA Adjustments and amortization expense	(15,760)	—	(15,760)	(13,315)	(44,751)	—	(44,751)	(42,075)

Adjusted Net Income	$106,325	$17,769	$124,094	$96,360	$334,450	$(23,101)	$311,349	$284,147

Adjusted net income (loss) per diluted unit	$0.33		$0.39	$0.38	$1.11		$1.04	$1.12

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Segment Results

	Three Months Ended December 31,				Nine Months Ended December 31,
Unaudited and amounts in thousands	2019			2018	2019			2018
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Segment revenue
Software and Analytics	$387,331	$18,535	$405,866	$385,434	$1,194,142	$(9,941)	$1,184,201	$1,159,898
Network Solutions	150,697	—	150,697	143,507	436,585	—	436,585	416,432
Technology-Enabled Services	241,465	5,467	246,932	256,552	736,240	2,357	738,597	761,382
Corporate and Eliminations	28,733	—	28,733	36,444	92,626	—	92,626	107,678

Net revenue	$808,226	$24,002	$832,228	$821,937	$2,459,593	$(7,584)	$2,452,009	$2,445,390

Segment Adjusted EBITDA
Software and Analytics	$149,199	$14,127	$163,326	$150,426	$490,300	$(22,862)	$467,438	$432,859
Network Solutions	92,694	(474)	92,220	88,072	264,165	(1,405)	262,760	253,921
Technology-Enabled Services	36,691	4,435	41,126	44,482	127,976	(229)	127,747	133,258
Corporate and Eliminations	(45,957)	(389)	(46,346)	(48,904)	(151,064)	(958)	(152,024)	(142,220)

Total Adjusted EBITDA	$232,627	$17,699	$250,326	$234,076	$731,377	$(25,454)	$705,921	$677,818

(1) – Revenue for the Corporate and Eliminations segment includes postage revenue of $55,693 and $58,788 for the three months ended December 31, 2019 and 2018, respectively, and $171,288 and $180,706 for the nine months ended December 31, 2019 and 2018, respectively.

Change Healthcare LLC

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

Unaudited and amounts in thousands	Nine Months Ended December 31,
	2019	2018
Cash provided by (used in) operating activities (1)	$400,956	$248,830
Capital expenditures	(187,177)	(190,264)

Free Cash Flow	213,779	58,566
Adjustments to Free Cash Flow (2):
Integration and related costs	66,976	79,805
Strategic initiatives, duplicative and transition costs	14,334	19,014
Severance costs	14,290	14,327
Costs related to recently issued accounting standards	—	7,243
Integration capital expenditures	15,532	71,260

Adjusted Free Cash Flow	$324,911	$250,215

(1)	Includes cash provided by pass-thru funds of $1.8 million and $37.1 million for the nine months ended December 31, 2019 and 2018, respectively.
(2)	All operating costs and integration capital expenditures in the table are presented on an as-incurred basis.

Change Healthcare LLC

Consolidated Statements of Operations (unaudited and amounts in thousands, except unit and per unit amounts)

Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard

	Three Months Ended December 31,				Nine Months Ended December 31,
	2019			2018	2019			2018
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue:
Solutions revenue	$752,533	$24,002	$776,535	$763,149	$2,288,305	$(7,583)	$2,280,722	$2,264,684
Postage revenue	55,693	—	55,693	58,788	171,288	—	171,288	180,706

Total revenue	808,226	24,002	832,228	821,937	2,459,593	(7,583)	2,452,010	2,445,390
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	339,413	1,239	340,652	339,485	998,943	3,042	1,001,985	1,007,328
Research and development	50,618	—	50,618	49,882	151,778	—	151,778	159,604
Sales, marketing, general and administrative	185,661	5,064	190,725	206,558	567,586	14,829	582,415	620,612
Customer postage	55,693	—	55,693	58,788	171,288	—	171,288	180,706
Depreciation and amortization	77,330	—	77,330	70,318	226,094	—	226,094	208,103
Accretion and changes in estimate with related parties, net	3,245	—	3,245	3,534	10,339	—	10,339	13,290
Gain on Sale of Business	—	—	—	(43)	—	—	—	(111,435)

Total operating expenses	711,960	6,303	718,263	728,522	2,126,028	17,871	2,143,899	2,078,208

Operating income (loss)	96,266	17,699	113,965	93,415	333,565	(25,454)	308,111	367,182
Non-operating (income) and expense
Interest expense, net	66,353	—	66,353	82,614	219,661	—	219,661	241,840
Loss on extinguishment of debt	2,514	—	2,514	—	19,414	—	19,414	—
Contingent consideration	900	—	900	(1,100)	1,809	—	1,809	(900)
Other, net	(2,718)	—	(2,718)	(4,385)	(10,881)	—	(10,881)	(13,762)

Total non-operating (income) and expense	67,049	—	67,049	77,129	230,003	—	230,003	227,178

Income (loss) before income tax provision (benefit)	29,217	17,699	46,916	16,286	103,562	(25,454)	78,108	140,004
Income tax provision (benefit)	(1,974)	(70)	(2,044)	3,277	589	(2,353)	(1,764)	1,049

Net income (loss)	$31,191	$17,769	$48,960	$13,009	$102,973	$(23,101)	$79,872	$138,955

Net income (loss) per common unit:
Basic	$0.10	$0.05	$0.15	$0.05	$0.35	$(0.08)	$0.27	$0.55

Diluted	$0.10	$0.05	$0.15	$0.05	$0.34	$(0.08)	$0.27	$0.55

(1)

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Consolidated Balance Sheets (unaudited and amounts in thousands)

Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard

	December 31, 2019						March 31, 2019
	As Reported		Impacts from Adoption		Without Adoption (ASC 605)		As Reported (ASC 605)
Assets	$		$		$		$
Current assets:
Cash and cash equivalents		74,183		—		74,183	47,718
Restricted cash		314		—		314	1,176
Accounts receivable, net of allowance for doubtful accounts		724,908		22,589		747,497	759,502
Contract assets		130,824		(130,824)		—	—
Prepaid expenses and other current assets		155,276		20,318		175,594	172,067

Total current assets		1,085,505		(87,917)		997,588	980,463
Property and equipment, net		153,036		—		153,036	197,263
Goodwill		3,298,151		—		3,298,151	3,284,266
Intangible assets, net		1,225,424		—		1,225,424	1,320,161
Other noncurrent assets, net		528,545		(47,370)		481,175	421,985

Total assets		$6,290,661		$(135,287)		$6,155,374	$6,204,138

Liabilities and members’ deficit
Current liabilities:
Drafts and accounts payable		$49,478		$—		$49,478	$98,550
Accrued expenses		354,034		—		354,034	316,179
Deferred revenues		402,854		47,649		450,503	437,636
Due to related parties, net		22,817		—		22,817	34,629
Current portion of long-term debt		28,812		—		28,812	2,789

Total current liabilities		857,995		47,649		905,644	889,783
Long-term debt, excluding current portion		4,799,178		—		4,799,178	5,787,150
Deferred income tax liabilities		106,008		—		106,008	106,099
Tax receivable agreement obligations to related parties		203,121		—		203,121	212,698
Other long-term liabilities		112,019		199		112,218	113,194
Commitments and contingencies
Members’ deficit		212,340		(183,135)		29,205	(904,786)

Total liabilities and members’ deficit		$6,290,661		$(135,287)		$6,155,374	$6,204,138